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                                                                      EXHIBIT 21






                         SUBSIDIARIES OF THE REGISTRANT



Exhibit 21 - Subsidiaries of the Registrant
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First Washington FinancialCorp has one subsidiary, First Washington State Bank and five indirect subsidiaries. The indirect subsidiaries are FWS Holdings, Inc., Windsor Properties, Inc. (inactive), Windsor Realty Holdings, Inc., Windsor Title Holdings, Inc., and Windsor Financial, Inc., which are subsidiaries of First Washington State Bank.